                                                                      EXHIBIT 12


                          CAPSTEAD MORTGAGE CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                            TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)


(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                                 NINE MONTHS                          YEAR ENDED DECEMBER 31
                                     ENDED        ----------------------------------------------------------------
                              SEPTEMBER 30, 2001     2000          1999         1998          1997        1996
                              ------------------  ----------    ----------   ----------    ----------   ----------
Fixed charges                   $       300,014   $  540,605    $  502,933   $  673,233    $  633,845   $  598,312

Preferred stock dividends                15,368       24,260        22,556       22,342        25,457       36,356
                                ---------------   ----------    ----------   ----------    ----------   ----------
Combined fixed charges and
  preferred stock dividends     $       315,382   $  564,865    $  525,489   $  695,575    $  659,302   $  634,668
                                ===============   ==========    ==========   ==========    ==========   ==========

Fixed charges                   $       300,014   $  540,605    $  502,933   $  673,233    $  633,845   $  598,312
Net income (loss)                        77,494      (51,486)       57,909     (234,764)      159,926      127,228
                                ---------------   ----------    ----------   ----------    ----------   ----------

                                $       377,508   $  489,119    $  560,842   $  438,469    $  793,771   $  725,540
                                ===============   ==========    ==========   ==========    ==========   ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                        1.20:1       0.87:1        1.07:1       0.63:1        1.20:1       1.14:1
                                ===============   ==========    ==========   ==========    ==========   ==========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                                 NINE MONTHS                          YEAR ENDED DECEMBER 31
                                     ENDED        ----------------------------------------------------------------
                              SEPTEMBER 30, 2001     2000          1999         1998          1997        1996
                              ------------------  ----------    ----------   ----------    ----------   ----------
Fixed charges                   $       144,832   $  303,126    $  232,852   $  332,985    $  352,348   $  283,974
Preferred stock dividends                15,368       24,260        22,556       22,342        25,457       36,356
                                ---------------   ----------    ----------   ----------    ----------   ----------
Combined fixed charges and
  preferred stock dividends     $       160,200   $  327,386    $  255,408   $  355,327    $  377,805   $  320,330
                                ===============   ==========    ==========   ==========    ==========   ==========

Fixed charges                   $       144,832   $  303,126    $  232,852   $  332,985    $  352,348   $  283,974
Net income (loss)                        77,494      (51,486)       57,909     (234,764)      159,926      127,228
                                ---------------   ----------    ----------   ----------    ----------   ----------

                                $       222,326   $  251,640    $  290,761   $   98,221    $  512,274   $  411,202
                                ===============   ==========    ==========   ==========    ==========   ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                        1.39:1       0.77:1        1.14:1       0.28:1        1.36:1       1.28:1
                                ===============   ==========    ==========   ==========    ==========   ==========